Exhibit 99

The Middleton Doll Company Reports Fourth Quarter and 2004 Results


    PEWAUKEE, Wis.--(BUSINESS WIRE)--March 4, 2005--The Middleton Doll Company (OTCBB:DOLL) today reported income before income tax expense and preferred stock dividends of $633,138 or $0.17 per diluted share for the fourth quarter of 2004, compared to a loss before income tax expense and preferred stock dividends of $543,222 or $0.15 per diluted share for the same period in 2003. In the fourth quarter of 2004, the company took a non-cash charge of $2.69 million or $0.72 per diluted share to income tax expense to write-off deferred income tax assets in the consumer products segment. After the charge, the company reported a net loss of $2,369,720 or $0.64 per diluted share for the fourth quarter of 2004, compared to a net loss of $561,616 or $0.15 per diluted share for the fourth quarter of 2003. For the fourth quarter of 2004, the company's consumer products segment reported a net loss of $2,508,656 and the financial services segment reported net income of $138,936.
    For the full year, the company reported a loss before income tax expense and preferred stock dividends of $41,780 or $0.01 per diluted share in 2004, compared to a loss before income tax expense and preferred stock dividends of $675,338 or $0.18 per diluted share in 2003. After the non-cash charge taken in the fourth quarter, the net loss for 2004 was $3,760,476 or $1.01 per diluted share, compared to a net loss of $661,742 or $0.18 per diluted share in 2003. The consumer products segment reported a net loss of $4,463,641 and the financial services segment reported net income of $703,165 in 2004.
    "At the end of 2004, we wrote-off the deferred income tax benefit related to net operating loss carryforwards that were recognized for financial reporting purposes in years prior to 2004 in our consumer products segment due to uncertainties regarding the realization of such assets in the near term. If this segment becomes profitable, the existing net operating loss carryforwards will be available to be utilized against future taxable income over the next 12 to 20 years. The consumer products segment had income before income tax expense of $176,568 for the fourth quarter of 2004, compared to a loss before income tax expense of $513,859 for the fourth quarter of 2003," said George R. Schonath, president and chief executive officer of The Middleton Doll Company.
    "The performance of our consumer products segment has steadily improved over the past year. We believe this business has good long-term growth potential and are focusing on expanding our Newborn Nursery(R) boutiques, introducing distinctive new dolls and further reducing operating expenses," said Schonath.
    "We introduced 23 new dolls in January 2005 at the Atlanta Gift Show and the International Doll Expo. In addition, we introduced six new Breath of Life Babies(TM) at the American International Toy Fair in February, and in April, we plan to introduce three new distinctive doll faces created by artist Reva Schick to further expand our line of Artist Studio Collection(TM) dolls," said Schonath. "We also look forward to the continued expansion of our Newborn Nursery boutiques within Saks Department Store Group locations, with 15 boutiques in development for spring 2005."
    Schonath said net income for the financial services segment decreased as loans outstanding and leased properties declined as part of the plan announced in June 2004 to liquidate and convert assets to cash and reduce outstanding debt to enable the company to redeem its preferred stock at maturity on July 1, 2008.

    The Middleton Doll Company operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Original Dolls, Inc., a designer and marketer of lifelike collectible and play dolls, and License Products, Inc., a designer and marketer of clocks and home decor products that are sold to major national retailers. The company's financial services subsidiary is a real estate investment trust
(REIT).

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. Significant risks and uncertainties include, but are not limited to, (i) the continuing effect of adverse economic conditions,
(ii) the effect of increasing competition in the collectible doll market and (iii) the effect of not reaching the Company's goal to expand to 100 boutiques over a three-year period. Additional information concerning the Company and its business, including factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


               The Middleton Doll Company news releases are available on-line 24 hours a day at:
                  http://www.middletondollcompany.com


                      The Middleton Doll Company
                             (OTCBB:DOLL)
                              (Unaudited)

                     Three months ended              Year ended
                        December 31,                 December 31,
                     2004          2003          2004          2003
                     -------------------------------------------------
STATEMENTS OF
 OPERATIONS BY SEGMENT
----------------------
Consumer
 Products:
Net sales       $  5,151,300  $  6,016,512 $ 16,002,777  $ 17,604,836
Cost of goods
 sold              3,141,014     3,716,870   10,573,295    11,449,356
 Gross profit      2,010,286     2,299,642    5,429,482     6,155,480
Other expenses
 (income):
 Operating
  expenses         1,643,322     2,623,387    6,556,919     8,646,985
 Interest/rental
  expense to
  parent             195,411        88,364      769,319       747,524
 Management fees
  to parent                -       107,267            -       449,267
 Other expense
  (income)             4,241        (2,479)     (89,553)      (12,566)
 Minority
  interest in
  earnings of
  subsidiary          (9,256)       (3,038)     (28,786)      (22,857)
   Total other
    expenses       1,833,718     2,813,501    7,207,899     9,808,353
Income (loss)
 before income
 tax expense
 (benefit)           176,568      (513,859)  (1,778,417)   (3,652,873)
 Income tax
  expense
  (benefit)        2,685,224      (207,881)   2,685,224    (1,368,698)
Net income
 (loss)         $ (2,508,656) $   (305,978)$ (4,463,641) $ (2,284,175)

Financial
 Services:
Net rental/
 interest income:
 Interest on
  loans         $    516,674  $    679,247 $  2,244,411  $  3,258,164
 Rental income       718,395       573,246    3,004,701     3,074,479
 Interest/rental
  income from
  subsidiary         195,411        88,364      769,319       747,524
 Interest expense   (548,902)     (631,018)  (2,113,731)   (2,869,363)
   Total net
    rental/interest
    income           881,578       709,839    3,904,700     4,210,804
Other income:
 Other income          7,546        53,086       70,608       178,950
 Management fees
  from subsidiary          -       107,267            -       449,267
 Gain on sale of
  swap contract            -             -            -       484,304
 Gain on sale of
  property           228,428             -      309,718       518,967
   Total other
    income           235,974       160,353      380,326     1,631,488
Other expenses:
 Depreciation
  expense on
  leased
  properties         137,682       188,477      649,693       771,451
 Other operating
  expenses           523,300       711,078    1,898,696     2,093,306
   Total other
    expenses         660,982       899,555    2,548,389     2,864,757
Income (loss)
 before income
 tax expense and
 preferred stock
 dividends           456,570       (29,363)   1,736,637     2,977,535
  Income tax
   expense            91,359             -      128,371       183,695
  Preferred stock
   dividends         226,275       226,275      905,101     1,171,407
Net income
 (loss)         $    138,936  $   (255,638)$    703,165  $  1,622,433

STATEMENTS OF
 OPERATIONS - COMBINED
----------------------
Net income
 (loss):
 Consumer
  Products      $ (2,508,656) $   (305,978)$ (4,463,641) $ (2,284,175)
 Financial
  Services           138,936      (255,638)     703,165     1,622,433
Net income (loss)
 available to
 common
 shareholders   $ (2,369,720) $   (561,616)$ (3,760,476) $   (661,742)

Income (Loss)
 Per Share -
 Basic          $      (0.64) $      (0.15)$      (1.01) $      (0.18)
Income (Loss)
 Per Share -
 Diluted        $      (0.64) $      (0.15)$      (1.01) $      (0.18)

Average shares
 outstanding -
 Basic             3,727,589     3,727,589    3,727,589     3,727,589
Average shares
 outstanding -
 Diluted           3,727,589     3,731,484    3,727,589     3,731,484




    CONTACT: The Middleton Doll Company
             George R. Schonath, 262-523-4300